EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 7, 2000, in the Amended Registration Statement (Form SB-2, Post-Effective Amendment No. 1) and related Prospectus of TravelnStore, Inc. for the registration of 1,605,264 shares of its common stock.






/s/ Farber & Hass LLP
Oxnard, California
July 13, 2000